EXHIBIT 10.97

                         PARTIAL RELEASE OF MORTGAGE

      IGI, Inc., a Delaware Corporation, as Mortgagor (hereinafter referred to as the "Mortgagor") by an Opened-Ended Mortgage, Security Agreement and Assignment of Leases and Rents dated October 29, 1999, and recorded on November 4, 1999 in the Office of the County Recorder of Atlantic County, New Jersey, in Mortgage Book 7182, Page 312 (hereinafter referred to as the "Mortgage"), granted and conveyed to American Capital Strategies, Ltd., a Delaware Corporation, its successors and assigns (hereinafter referred to as the "Mortgagee"), each and all of the premises described in the Mortgage (hereinafter referred to as the "Mortgaged Property"), to secure payment for any and all indebtedness incurred by Mortgagor under, pursuant to, evidenced by, in conjunction with and/or as otherwise provided for by the terms of a certain Note and Equity Purchase Agreement dated October 29, 1999, between Mortgagor and Mortgagee, as amended (hereinafter referred to as the "Purchase Agreement"), as well as any and all obligations of Mortgagor under, by, pursuant to, arising from and/or otherwise evidenced by the Purchase Agreement, the Mortgage and/or any and all other documents as executed by Mortgagor in accordance with the terms thereof.

      Mortgagee has agreed at Mortgagor's request to release a part of the Mortgaged Property from the lien of the Mortgage upon payment by Mortgagor to Mortgagee of the full amount of the outstanding indebtedness under the Purchase Agreement. The Mortgagor having so performed, now requests the Mortgagee to release from the lien of the Mortgage that portion of the Mortgaged Property specifically described in Schedule A annexed hereto.

      In consideration of the Mortgagor's payment in full of the outstanding indebtedness under the Purchase Agreement, the receipt and sufficiency of which is acknowledged, Mortgagee releases to the Mortgagor, its successors and assigns, all that premises described in Schedule A annexed hereto, together with all improvements, privileges, rights, easements and appurtenances thereto, from the lien of the Mortgage and from any and all covenants, interests and/or rights created by the Mortgage.

      PROVIDED, however, that nothing contained in this Partial Release of Mortgage shall in any way affect, alter, or diminish the lien or encumbrance of the Mortgage on the remaining part of the Mortgaged Property, or the remedies at law for recovering against the Mortgagor, its


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successors or assigns, for any and all outstanding indebtedness by
Mortgagor under the Mortgage and/or Purchase Agreement.

      The Mortgage as it relates only to the premises described in Schedule A annexed hereto has been RELEASED and now may be discharged of record. This means that this Mortgage is now cancelled and void as it relates only to the premises described in Schedule A annexed hereto.

      This Partial Release of Mortgage is hereby signed and sealed on this
31st day of May   2002.


Attest:                                AMERICAN CAPTIAL STRATEGIES, LTD.

---------------------------
                 , Secretary           By: /s/ John Erickson
                                           ----------------------------
                                       Name  John Erickson
                                       Title CFO



STATE OF Maryland)
                       ) SS:
COUNTY OF Montgomery   )

      BE IT REMEMBERED, that on this 31th day of May 2002, before me the subscriber, a Notary Public of the State of Maryland, personally appeared John Erickson, who is the ______________________ of American Capital Strategies, Ltd., who I am satisfied is the person who signed this Partial Release of Mortgage, and he acknowledges under oath that he signed and delivered this Partial Release of Mortgage as an authorized agent of American Capital Strategies, Ltd., pursuant to the authority of the Board of Directors or such other appropriate authority as may be required, and that this Partial Release of Mortgage is the voluntary act and deed of American Capital Strategies, Ltd., made with all corporate formalities.


                                       By: /s/ Claudia A.
                                           ----------------------------
                                           Name:  Claudia A.
                                           Title: Notary Public

                                           My Commission Expires on
                                               November 29, 2003


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                                 SCHEDULE A

                            PROPERTY DESCIRPTION
                               FOR TRACT NO. 3
                              LOT 1, BLOCK 205
                       TAX MAP OF THE BOROUGH OF BUENA


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                                 DECRIPTION

All that certain tract, lot and parcel of land lying and being in the Borough of Buena, County of Atlantic, and State of New Jersey, being more particularly described as follows:

BEGINNING at a point in the Northeasterly line of Harding Highway, also known as N.J.S.H, Route 40, (66 feet wide - Tax Map) at the intersection of the Southeasterly line of Catherine Avenue (50 feet wide - Tax Map) and extending:

(1) North 51 degrees 33 minutes 58 seconds East, along the Southeasterly line of Catherine Avenue, 550.67 feet to a point in the same, at a corner to Lot 28, Block 205; thence

(2) South 37 degrees 41 minutes 02 seconds East, along the line of Lots 27 and 28, Block 205, 254.30 feet to a corner to Lot 27, Block 205; thence

(3) North 52 degrees 08 minutes 58 seconds East, along the line of Lots 27, Block 205, 79.96 feet to a point in the same, at a corner to Lot 16.01, Block 205;thence

(4)    South 38 degrees 05 minutes 37 seconds East, along the line of Lot
16.01 Block 205, 335.24 feet to a point in the same, at a corner to Lot 3, Blck 205; thence

(5) South 51 degrees 30 minutes 00 seconds West, along the line of Lot 3, Block 205, 432.36 feet to a corner to same; thence

(6) North 37 degrees 45 minutes 00 seconds West, along the same 96.50 feet to a point; thence

(7) South 51 degrees 30 minutes 00 seconds West, still along the line of Lot 3, Block 205, 200.00 feet to a corner to same, in the Northeasterly line of Harding Highway (N.J.S.H. Route 40); thence

(8) North 37 degrees 45 minutes 00 seconds West, along the Northeasterly line of Harding Highway (N.J.S.H. Rout 40) 494.61 feet to the point of Beginning.

NOTE: FOR INFORMATION PURPOSES ONLY: Being Lot 1 in Block 205, Tax Map of the Borough of Buena.

Title of record to Tract No. 3, became vested in Immunogenetics, Inc., a Corporation of the State of Delaware by Deed from Medatz, Inc., a corporation of Delaware dated 12/31/87 and recorded 2/18/88 in Deed Book 4630, Page 309.


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(Property Description Continue - Lot 1, Block 205, Tax Map of the Borough
of Buena)

Title of record to Tract no. 3 (Lot 1, Block 205) having been vested in IGI, Inc., a Delaware Corporation, by Corrective Deed from Immunogentics, Inc., a Delaware Corporation, dated 11/28/99, recorded on 11/4/99 in the Atlantic County Clerk's Office, Deed Book 6577, Page 128.


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